UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2005

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (206) 701-2000
Registrant’s facsimile number, including area code:   (206) 701-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     Information regarding employment arrangements for Peter J. Ungaro and the amendment to our Executive Severance Policy included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On March 7, 2005, the Cray Board of Directors appointed Peter J. Ungaro as President of Cray Inc. James E. Rottsolk, formerly President, Chief Executive Officer and Chairman, remains as Chief Executive Officer and Chairman.

     Mr. Ungaro, 36, has served as Senior Vice President responsible for sales, marketing and services since September 2004 and previously served as Vice President responsible for sales and marketing from when he joined us in August 2003. Prior to joining us, he served as Vice President, Worldwide Deep Computing Sales for IBM. In that role, he led global sales of all IBM server and storage products for high performance computing, life sciences, digital media and business intelligence markets. Mr. Ungaro coordinated IBM solutions teams that included sales, technical, marketing and product development personnel. Prior to that assignment, he was IBM’s vice president, worldwide high performance computing sales. He also held a variety of other sales leadership positions since joining IBM in 1991. Mr. Ungaro received a B.A. in business administration from Washington State University in 1990.

     On March 7, 2005, we entered into a letter agreement with Mr. Ungaro regarding the position as President. Under that agreement, as President, Mr. Ungaro will receive a base salary of $350,000 effective March 1, 2005, a one-time appointment bonus of $300,000 and will be eligible for an award of 75% of base salary under our executive bonus plan, and will receive an override bonus based on our total gross margin of our total revenue, as the gross margin is reported in our public financial statements. The bonus would be .0035 of the gross margin up to the gross margin target in the plan approved by the Board for such year, and .006 of gross margin in excess of such approved gross margin. The override bonus would be paid quarterly, after filing of the applicable Reports on Forms 10-Q or 10-K with the Securities and Exchange Commission, with any true-up necessary in the payment for the fourth quarter of each fiscal year.

     On March 7, 2005, the Board of Directors also amended the Executive Severance Policy with respect to the positions of Chief Executive Officer and President. For these officers, the Salary portion of the Severance Payment would be a percentage of their target compensation. For the Chief Executive Officer, the target compensation would be defined as the total of base salary and the executive bonus based on the target for the applicable year, and the Salary portion of the Severance Payment would be 100% of such target compensation. For the President, the target compensation would be defined as the total of base salary, the executive bonus based on the target for the applicable year and the override bonus based at meeting the Board-approved plan for the year; the Salary portion of the Severance Payment would be 200% of target compensation for each twelve months through the end of March 2008 and revert to 100% thereafter.

     A copy of the letter agreement with Mr. Ungaro and the amended Executive Severance Policy are being filed as Exhibits 10.1 and 10.2, respectively, to this report.

Item 7.01 Regulation FD Disclosure

     On March 7, 2005, we issued a press release relating to the appointment of Mr. Ungaro as President. A copy of that press release is being “furnished” as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement, effective March 7, 2005, between the Company and Peter J. Ungaro

10.2	Executive Severance Policy, as amended on March 7, 2005

99.1	Press Release, dated March 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 8, 2005

Cray Inc.

By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson
Senior Vice President and General Counsel

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